Exhibit 99.1

Evergreen Energy Reports 2010 Financial Results

DENVER, March 15, 2011 — Evergreen Energy Inc. (NYSE Arca: EEE) announced its financial results for the twelve months ended December 31, 2010.
Ilyas Khan, Executive Chairman of Evergreen, stated: “2010 was a challenging year for Evergreen in many ways; however, we implemented key elements of our strategy by successfully selling non-core assets and continuing the development of our proprietary technologies.  So far in 2011, we have hit the ground running and reached significant milestones.  On February 2, 2011, we announced that we completed a private placement for approximately $16 million, and we reached a forbearance and settlement agreement with certain holders of our 2007 and 2009 notes.  These steps better position us to take advantage of our growth opportunities and represent substantial progress toward our goal of delivering shareholder value.”

Financial Results for the Twelve Months Ended December 31, 2010
As a result of the sale of certain net assets of both Buckeye and Evergreen on April 1, 2010, the results of operations for the Mining Segment are shown as discontinued operations and prior year comparative information is also restated and reflected in discontinued operations.

▪	Revenues were $403,000 for the twelve months ended December 31, 2010, compared to $423,000 in the same period in 2009.
▪	Total operating expenses were $21.3 million for the twelve months ended December 31, 2010, compared to $28.0 million in the same period in 2009.
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G&A for the twelve months ended December 31, 2010 was $15.1 million and included $3.3 million of employee non-cash stock-based compensation, compared to $25.1 million in the same period in 2009, which included $4.5 million of employee non-cash stock-based compensation.

▪	Operating loss from continuing operations was $20.9 million for the twelve months ended December 31, 2010, compared to $27.5 million in the same period in 2009.
▪
Net loss attributable to common shareholders was $24.7 million, or $1.47 per share, for the twelve months ended December 31, 2010, compared to net loss of $58.6 million, or $5.31 per share in the same period in 2009.

“Looking ahead, we are committed to taking advantage of the many opportunities afforded to us by our K-Fuel technology, including but not limited to the development of a K-Fuel demonstration plant; the entry into joint ventures focused on the development of K-Fuel; and the expansion of K-Fuel applications in regions worldwide.  We are also exploring strategic alternatives for our GreenCert™ business, including evaluation of its relationship to K-Fuel and the potential sale or joint venture of this business.   Our 2011 prospects are strong, and I am committed to leading the effort to capture the undoubted potential that Evergreen possesses,” concluded Khan.

Evergreen Energy Inc.
Evergreen Energy Inc. (NYSE Arca: EEE) has developed two proven, proprietary, patented, and transformative green technologies: K-Fuel® and the GreenCert™ suite of software and services.  K-Fuel technology significantly improves the performance of low-rank coals, yielding higher efficiency and lowering emissions.  GreenCert, which is owned exclusively by Evergreen, is a science-based, scalable family of environmental intelligence solutions that quantify process efficiency and greenhouse gas emissions from energy and industrial and sources.  Visit www.evgenergy.com for more information.

Safe Harbor Statement
Statements in this release that relate to future plans or projected results of Evergreen Energy Inc. are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended by the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), and Section 21E of the Securities Exchange Act of 1934, as amended by the PSLRA, and all such statements fall under the "safe harbor" provisions of the PSLRA. Our actual results may vary materially from those described in any "forward-looking statement" due to, among other possible reasons, the realization of any one or more of the risk factors described in our annual or quarterly reports, or in any of our other filings with the Securities and Exchange Commission.  Readers of this release are encouraged to study all of our filings with the Securities and Exchange Commission. Our ability to execute our business plan and develop the GreenCert™ or K-Fuel® technologies may be adversely impacted by unfavorable decisions in pending litigation, the inability of the Company to satisfy the terms of the settlement agreement with the holders of its 2007 and 2009 Notes, our inability to raise sufficient additional capital in a timely manner to pursue the development of our technology, and our inability to timely and successfully complete pending transactions, including the sale of the assets of Landrica Development Company and the consummation of the proposed joint venture with WPG Resources. Readers of this release are cautioned not to put undue reliance on forward-looking statements.

Evergreen Investor Contact:
Becky Herrick, Lippert / Heilshorn & Associates, 415.433.3777, bherrick@lhai.com

 [Tables follow]

EVERGREEN ENERGY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,
	2010	2009
	(in thousands, except per share amounts)
Assets
Current:
Cash and cash equivalents	$2,974	$2,207
Accounts receivable, net	—	590
Debt issue costs, net of amortization	—	2,089
Prepaid and other assets	1,664	1,346
Assets of discontinued plant operations	7,210	8,325
Assets of discontinued mining operations	2,820	34,784
Total current assets	14,668	49,341
Property, plant and equipment, net of accumulated depreciation	1,734	3,850
Construction in progress	9,860	12,459
Restricted cash and marketable securities	—	5,052
Debt issue costs, net of amortization	512	994
Other assets	2,784	2,808
	$29,558	$74,504
Liabilities, Temporary Capital and Stockholders’ Deficit
Current liabilities:
Accounts payable	$2,698	$3,790
Accrued liabilities	2,367	6,048
Short-term debt	—	16,022
Other current liabilities	682	1,922
Liabilities of discontinued plant operations	4,823	4,588
Liabilities of discontinued mining operations	609	9,242
Total current liabilities	11,179	41,612
Long-term debt	21,821	27,898
Deferred revenue	7,865	8,265
Derivative liabilities	972	1,265
Other liabilities, less current portion	1,213	1,339
Total liabilities	43,050	80,379
Commitments and contingencies (Note 10)

Temporary Capital:
Preferred stock, $.001 par value, $1,000 stated value, 7 shares authorized; .003 outstanding	3	2
Stockholders’ equity:
Preferred stock, $.001 par value, shares authorized 19,993; none outstanding	—	—
Common stock, $.001 par value, shares authorized 280,000; 18,888 and 12,278 shares issued and outstanding, respectively	19	12
Additional paid-in capital	539,348	525,951
Accumulated deficit	(550,285)	(529,939)
Deficit attributable to Evergreen Energy Inc. stockholders	(10,918)	(3,976)
Deficit attributable to non-controlling interest	(2,577)	(1,901)
Total stockholders’ deficit	(13,495)	(5,877)
	$29,558	$74,504

EVERGREEN ENERGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2010	2009	2008
	(in thousands, except per share amounts)
Operating revenues:
GreenCert licensing	$403	$—	$—
Consulting and other	—	423	4
Total operating revenue	403	423	4
Operating expenses:
General and administrative	15,058	25,083	27,530
Depreciation and amortization	1,678	2,418	1,921
Research and development	888	49	79
Asset impairment	3,684	413	18,615
Total operating expenses	21,308	27,963	48,145
Operating loss	(20,905)	(27,540)	(48,141)
Other income (expense):
Gain on debt-for-equity exchange transactions	2,941	167	6,138
Loss on extinguishment of 2009 Notes	(2,267)	—	—
Interest income	23	65	1,251
Interest expense	(2,434)	(4,208)	(6,132)
Gain (loss) on fair value derivatives	5,580	2,036	(934)
Other (expense) income, net	772	417	(342)
Total other income (expense)	4,615	(1,523)	(19)

Loss from continuing operations	(16,290)	(29,063)	(48,160)
Loss from discontinued mining operations (includes $1.1 million gain on sale)	(4,841)	(28,300)	(336)
Income (loss) from discontinued plant operations	109	(1,174)	(16,734)
Net loss	(21,022)	(58,537)	(65,230)
Less net loss attributable to non-controlling interest	676	1,901	—
Net loss attributable to Evergreen Energy	$(20,346)	$(56,636)	$(65,230)
Dividends on preferred stock	(4,312)	(1,973)	—
Net loss attributable to common shareholders	$(24,658)	$(58,609)	$(65,230)
Basic and diluted loss per common share from continuing operations	$(0.97)	$(2.63)	$(6.37)
Basic and diluted loss per common share from discontinued mining and plant operations	$(0.28)	$(2.67)	$(2.26)
Basic and diluted net loss per common share	$(1.47)	$(5.31)	$(8.63)
Weighted-average common shares outstanding	16,803	11,037	7,556

EVERGREEN ENERGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended December 31,
	2010	2009	2008
	(in thousands)
Operating activities:
Loss from continuing operations	$(16,290)	$(29,063)	$(48,160)
Adjustments to reconcile net loss from continuing operations to cash used in operating activities:
Share-based compensation expense to employees and others	3,560	5,281	6,339
Depreciation and amortization	1,678	2,418	1,921
Gain on debt-for-equity-exchange transactions	(2,941)	(167)	(6,138)
Derivative fair value adjustment	(5,580)	(2,036)	934
Amortization of initial fair value of derivative	(171)	(158)	(453)
Loss from subleasing	—	1,027	—
Asset impairment	3,684	413	18,615
Amortization of debt issuance costs	2,406	2,624	777
(Gain) loss on disposal of fixed assets	(415)	—	—
Other than temporary impairment of marketable security	—	(200)	200
Other	(80)	(9)	477
Changes in operating assets and liabilities:
Accounts receivable	553	(591)	40
Prepaid and other assets	(55)	896	670
Deferred revenue and other liabilities	(373)	2,150	28
Accounts payable and accrued liabilities	(1,668)	4,258	(2,805)
Cash used in operating activities of continuing operations	(15,692)	(13,157)	(27,555)
Cash (used in) provided by operating activities of discontinued mining and plant activities	(4,943)	248	(8,708)
Cash used in operating activities	(20,635)	(12,909)	(36,263)
Investing activities:
Purchases of construction in progress	(1,367)	(3,804)	(11,352)
Purchases of property, plant and equipment	—	(163)	—
Proceeds from the sale of assets	—	180	—
Purchases of marketable securities	—	—	(5,000)
Proceeds from marketable securities	—	2,000	27,500
Restricted cash and marketable securities, net	5,052	905	17,205
Other	—	(421)	(111)
Cash provided by (used in) investing activities of continuing operations	3,685	(1,303)	28,242
Cash provided by (used in) investing activities of discontinued mining and plant operations	24,651	(8,381)	(7,618)
Cash provided by (used in) investing activities	28,336	(9,684)	20,624
Financing Activities:
Proceeds from issuance of convertible debt	—	15,000	—
Payments on debt for equity exchange transactions	—	—	(3,500)
Proceeds from issuance of convertible preferred stock, net of closing costs	8,746	6,515	—
Proceeds from common stock sale, net of closing costs	8,043	—	—
Proceeds from reverse repurchase transaction	—	1,800	—
Payments on short term debt	(17,250)	—	—
Payments on reverse repurchase transaction	—	(1,800)	—
Payment of dividends on convertible preferred stock	(4,312)	(1,973)	—
Payments of debt issuance costs	(2,179)	(2,387)	(200)
Other	18	(22)	48
Cash (used in) provided by financing activities of continuing operations	(6,934)	17,133	(3,652)
Increase (decrease) in cash and cash equivalents	767	(5,460)	(19,291)
Cash and cash equivalents, beginning of year	2,207	7,667	26,958
Cash and cash equivalents, end of year	$2,974	$2,207	$7,667